                                                                       EXHIBIT A



                             SHAREHOLDERS AGREEMENT

                                  dated as of

                                 March 16, 2000

                                     among

                                TRADER.COM N.V.,

                                 FLOSCULE B.V.,

              COMPAGNIE GENERALE D'INDUSTRIE ET DE PARTICIPATIONS,

                            TRIEF CORPORATION S.A.,

                                  FIGEMA S.A.,

                                JOHN H. MACBAIN,

                            LOUISE T. BLOUIN MACBAIN

                                      AND

                          ERIC TEYSSONNIERE DE GRAMONT



                             SHAREHOLDERS AGREEMENT

     SHAREHOLDERS AGREEMENT dated as of March 16, 2000 among Trader.com N.V., a Dutch company (the "Company"), Floscule B.V., a Dutch company ("Floscule"),
                    -------                                     --------
Compagnie Generale d'Industrie et de Participations, a French company ("CGIP"),
                                                                        ----
Trief Corporation S.A., a Luxembourg subsidiary of CGIP ("Trief"), Figema S.A.,
                                                          -----
a French subsidiary of CGIP ("Figema"), John H. MacBain, Louise T. Blouin
                              ------
MacBain and Eric Teyssonniere de Gramont.

                                  WITNESSETH:

     WHEREAS, Floscule and the subsidiaries of CGIP that are parties to this Agreement are stockholders of the Company;

     WHEREAS, Floscule, CGIP and certain other parties are parties to a Shareholders Agreement dated as of December 15, 1998 (the "Old Shareholders
                                                           ----------------
Agreement"); and
---------

     WHEREAS, the parties hereto desire to enter into a new shareholders agreement relating to the election of supervisory directors of the Company, the transferability of certain shares of capital stock of the Company and certain other matters to be effective upon the completion of the initial public offering of the Company's Class A common shares.

     NOW, THEREFORE, in consideration of the foregoing covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1                  Definitions
                          -----------

     (a) The following terms, as used herein, have the following meanings:

     "Articles" means the Articles of Association of the Company, as amended
      --------
from time to time.

     "CGIP Group" means (i) CGIP, (ii) so long as it is a Wholly-Owned
      ----------
Subsidiary of CGIP, Trief, (iii) so long as it is a Wholly-Owned Subsidiary of CGIP, Figema and (iv) the Permitted Transferees of the Persons referred to in clauses (i) through (iii) hereof. If CGIP is absorbed by Marine Wendel , all references herein to CGIP shall be deemed to be references to Marine Wendel and all references herein to the CGIP Group shall be deemed to be references to the Marine Wendel Group.

     "Class A Common Shares" means the Class A common shares, EUR 0.16 nominal
      ---------------------
value per share of the Company, which shares are entitled to one vote per share.

     "Class B Common Shares" means the Class B common shares, EUR 1.92 nominal
      ---------------------
value per share, of the Company, which shares are entitled to 12 votes per share.

     "Class C Shares" means the Class C shares, EUR 0.16 nominal value per
      --------------
share, of the Company, which shares are entitled to one vote per share.

     "Common Shares" means the Class A Common Shares and the Class B Common
      -------------
Shares.

     "Floscule Group" means Floscule B.V. and its Permitted Transferees.
      --------------

     "Floscule Shareholder" means any of Mr. MacBain, Mrs. MacBain, Mr.
      --------------------
Teyssonniere and any members of the Floscule Group.

     "Initial Public Offering" means the Company's first underwritten public
      -----------------------
offering of shares of its capital stock on a recognized stock exchange pursuant to applicable securities laws.

     "MacBains" means Mr. MacBain and Mrs. MacBain.
      --------

     "Majority Holder" means the Shareholder that beneficially owns the Class B
      ---------------
Common Shares that account for a majority of the aggregate number of votes attributable to the Class B Common Shares beneficially owned by both Shareholders.

     "Management Board" means the Management Board (raad van bestuur) of the
      ----------------                              ----------------
Company.

     "Minority Holder" means the Shareholder who is not the Majority Holder.
      ---------------

     "Mr. MacBain" means John H. MacBain.
      -----------

     "Mrs. MacBain" means Louise T. Blouin MacBain.
      ------------

     "Mr. Teyssonniere" means Eric Teyssonniere de Gramont.
      ----------------

     "Permitted Transferee" means:
      --------------------

          (i) in the case of CGIP, Figema and Trief, (a) any Wholly-Owned Subsidiary of CGIP, (b) if CGIP is absorbed by Marine Wendel, Marine Wendel and any Wholly-Owned Subsidiary of Marine Wendel, and (c) if the Floscule Group is the Majority Holder at the time of any proposed transfer, any member of the Floscule Group; and

          (ii) with respect to Floscule, (a) Mr. and Mrs. MacBain and any of their descendants (including adopted children); (b) Mr. Teyssonniere and his heirs, his wife and her descendants (including adopted children); (c) any corporation, partnership or other entity or nominee 100% of the voting and beneficial interests in which are owned by one or more of the Persons referred to in clauses (a) and (b); (d) any trust whose only beneficiaries are one or more of the Persons referred to in clause (a), (b) and (c); and (e) if the CGIP Group is the Majority Holder at the time of any proposed transfer, any member of the CGIP Group.

     "Person" means an individual, corporation, partnership, association, trust
      ------
or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Public Offering" means an underwritten public offering of Common Shares of
      ---------------
the Company on a recognized stock exchange pursuant to applicable securities laws, including an Initial Public Offering.

     "Shareholders Meeting" means the general meeting of the shareholders of the
      --------------------
Company.

     "Shareholders" means the Floscule Group and the CGIP Group.
      ------------

     "Subordinated Loan Note Instrument" means the Subordinated Loan Note
      ---------------------------------
Instrument, dated December 15, 1998, between Trader.com International B.V. and Floscule.

     "Supervisory Board" means the Supervisory Board of the Company.
      -----------------

     "Third Party" means a prospective purchaser of Class B Common Shares in an
      -----------
arm's length privately negotiated transaction where such purchaser is not a Permitted Transferee of the transferring Shareholder.

     "Wholly-Owned Subsidiary" means any entity of which all of the securities
      -----------------------
or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (other than directors' qualifying shares or the equivalent) are at the time directly or indirectly owned by a company. An entity shall be considered a Wholly-Owned Subsidiary of a company notwithstanding the transfer of record ownership of an equity interest in such entity to a nominee if such nominee has agreed in writing that (x) such nominee will vote its equity interest in the entity in accordance with the instructions of the company that transferred the interest to the nominee and (y) it is holding the equity interest in the entity solely for the benefit of the company that transferred the interest to the nominee, provided that such nominee does not hold record ownership of more than one percent of the shares in the entity.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

          Term                                  Section
          ----                                  -------

          Breaching Shareholder                 6.1(a)
          Drag-Along Notice                     4.1(a)
          Drag-Along Purchaser                  4.1(a)
          Drag-Along Sale                       4.1(a)
          Drag-Along Sale Price                 4.1(a)
          Effective Date                        5.1(a)
          Floscule Drag-Along Notice            4.2(a)
          Floscule Drag-Along Purchaser         4.2(a)
          Floscule Drag-Along Sale              4.2(a)

          Floscule Drag-Along Sale Price        4.2(a)
          Floscule Tag-Along Notice             4.4(a)
          Floscule Tag-Along Notice Period      4.4(a)
          Floscule Tag-Along Purchaser          4.4(a)
          Floscule Tag-Along Sale               4.4(a)
          Floscule Tag-Along Sale Price         4.4(a)
          Non-Breaching Shareholder             6.1(a)
          Non-Requesting Shareholder            6.1(b)
          Requesting Shareholder                6.1(b)
          Review Committee                      2.2(a)
          Selling Shareholder                   4.3(a)
          Shareholders Meeting                  2.1(b)
          Tag-Along Notice                      4.3(a)
          Tag-Along Notice Period               4.3(a)
          Tag-Along Purchaser                   4.3(a)
          Tag-Along Sale                        4.3(a)
          Tag-Along Sale Price                  4.3(a)
          Tag-Along Shareholder                 4.3(a)
          Tax-Along Shares                      4.3(a)

                                   ARTICLE 2

                              CORPORATE GOVERNANCE

     2.1  Supervisory Board
          ------------------

     (a) Each Shareholder agrees to vote, execute consents, take all other necessary action (including attending any Shareholders Meeting for the purpose of satisfying any quorum requirement), at any Shareholders Meeting, or otherwise, in respect of the Class B Common Shares beneficially owned by it (or in respect of which it otherwise may have the right to vote, execute consents or take action) and otherwise use their best efforts:

               (i) to cause a majority of the members of the Supervisory Board to be comprised of individuals designated by the Majority Holder;

               (ii) to cause at least 25% of the members of the Supervisory Board to be comprised of individuals designated by the Minority Holder; and

               (iii) to cause the composition of the Supervisory Board initially to consist of eleven members, of which the Floscule Group shall be entitled to designate six members and the CGIP Group shall be entitled to designate three members.

     (b) The initial designees of the Majority Holder and the Minority Holder to the Supervisory Board shall be as follows:

                                                                 Directors Not Designated
Members Designated              Members Designated               by the Floscule Group
by the Floscule Group           by the CGIP Group                or the CGIP Group
------------------------------  -------------------------------  -------------------------------
Shelby Bonnie                   Ernest-Antoine Seilliere         Roland Berger
Jaime de Marichalar             Arnaud Fayet                     George Mallinckrodt
Barry Nalebuff                  Jean-Marc Janodet
Rene Rijntjes
Donald Sobey
Maria Christina van der Sluijs

     (c) Each of the Shareholders hereby agrees that it will vote its Class B Common Shares (i) with respect to the election, suspension or removal of the Floscule Group's designees to the Supervisory Board, and with respect to the election of any member of the Supervisory Board required to be elected to fill a vacancy caused by the resignation, death or removal of any member of the Supervisory Board designated by the Floscule Group, in accordance with the instructions of the Floscule Group from time to time and (ii) with respect to the election, suspension or removal of the CGIP Group's designees to the Supervisory Board, and with respect to the election of any member of the Supervisory Board required to be elected to fill a vacancy created by the resignation, death or removal of any member of the Supervisory Board designated by the CGIP Group, in accordance with the instructions of the CGIP Group from time to time.

     2.2  Review Committee
          ----------------

     (a) Each Shareholder agrees to use its best efforts to cause the Supervisory Board to create a review committee (the "Review Committee") whose
                                                     ----------------
purpose shall be to examine, on behalf of the Supervisory Board, any and all matters presented by the Management Board to the Supervisory Board for its approval, action or consideration. The Review Committee shall review such matters and, if the Review Committee deems it advisable, within three days of the presentation to the Review Committee of any such matter by the Management Board, make a non-binding written recommendation regarding the action or actions the Review Committee believes the Supervisory Board should take with respect to such matter. The composition of the Review Committee shall consist of all of the members of the Supervisory Board not designated by the Majority Holder.

     (b) A quorum for any meeting of the Review Committee shall consist of a majority of the members. A vote of the majority of the members present (in person or by telephone or videoconference) at any meeting shall be required to make any non-binding recommendations to the Supervisory Board.

     (c) The Review Committee shall meet at such times as its members may decide. It is intended that any such meetings be held in person, but meetings may also be held by way of a videoconference or telephone conference.

     2.3  Shareholder Actions
          -------------------

     Provided that the proposed resolution has been submitted to and approved by the Supervisory Board, each Shareholder agrees to vote, execute consents, take all other necessary action (included attending any Shareholders Meeting for the purpose of satisfying any quorum requirement), at any Shareholders Meeting or otherwise, in respect of the Class B Common Shares beneficially owned by it (or in respect of which it otherwise may have the right to vote, execute consents or take action) and otherwise use their best efforts to vote as directed by the Majority Holder:

          (a) in favor of (i) the delegation from time to time to the Management Board, acting with the approval of the Supervisory Board, of the power to issue, and to grant rights to acquire, shares in the Company's capital and to exclude preemptive rights with respect to such issuance of shares and grant of the right to acquire shares and (ii) the prolongation of any such delegation that has been previously granted;

          (b) in favor of (i) the authorization from time to time to the Management Board to repurchase Class A Common Shares within a range of 70% to 130% of the Company's quoted share price as of the date of the repurchase and (ii) the prolongation of any such authorization that has previously been granted;

          (c) in favor of any amendment of the Articles (i) that may be required, or that may be recommended by the managing underwriter in any offering of the Company's equity securities, in connection with future underwritten equity offerings by the Company or (ii) that may be approved by the Supervisory Board in connection with private placements of debt or equity securities, or restructurings of the Company, that have been approved by the Supervisory Board;

          (d) in favor of any statutory merger (juridische fusie) or
                                                ----------------
     demerger (splitsing) that has been approved by the Supervisory Board;
               ---------

          (e) in favor of the payment of dividends whose payment has been recommended by the Supervisory Board; and

          (f) with respect to all other matters presented to the Shareholders Meeting, in accordance with the instructions from time to time of the Majority Holder.

Any such instruction of the Majority Holder referred to in the preceding sentence shall be delivered in writing by the Majority Holder to the Minority Holder and to each of the members of the Review Committee at least 10 days prior to the Shareholders Meeting. Nothing herein shall be construed to override the requirement in the Articles that certain matters be approved by a vote of more than 75% of the members of the Supervisory Board before they are submitted to a Shareholders Meeting, or to restrict the freedom of the members of the Board of Directors designated by the Minority Holder to vote in meetings of the Board of Directors as they in their sole discretion determine.

     2.4  Audit Committee of the Supervisory Board
          ----------------------------------------

     (a) The Supervisory Board shall maintain an Audit Committee. The primary function of the Audit Committee shall be to assist the Supervisory Board in fulfilling its responsibilities by reviewing: (i) the financial reports and other financial information provided by the Company to governmental agencies, the Company's shareholders or to the general public, (ii) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Management Board have established, and (iii) the Company's auditing, accounting and financial reporting processes in general.

     (b) The Audit Committee shall be comprised of such number of members of the Supervisory Board as is determined by the Supervisory Board, each of whom shall be free from any relationship that, in the opinion of the Supervisory Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The Shareholders shall use their best efforts to ensure that the Audit Committee shall at all times include at least one member of the Supervisory Board designated by the Minority Holder.

     (c) The members of the Audit Committee shall be elected by the Supervisory Board and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chairman is elected by the full Supervisory Board, the members of the Committee may designate a Chairman by majority vote of the full Audit Committee membership.

     (d) The initial members of the Audit Committee shall be Jean-Marc Janodet, Arnaud Fayet and George Mallinckrodt.

     (e) The Audit Committee shall meet at such times as its members may decide, as the Management Board may request or as required by law.

     2.5  Management Board
          ----------------

     Each Shareholder agrees to vote, execute consents, take all other necessary action (including attending any Shareholders Meeting for the purpose of satisfying any quorum requirement), at any Shareholders Meeting or otherwise, in respect of the Class B Common Shares beneficially owned by it (or in respect of which it otherwise may have the right to vote, execute consents or take action) and otherwise use their best efforts to cause a majority of the members of the Management Board to be comprised of individuals designated by the Majority Holder; provided, however, the CGIP Group shall be free to vote as they in their
        --------  -------
sole discretion determine with respect to any designees of the Floscule Group other than John MacBain, Louise MacBain and Eric Teyssonniere. The initial members of the Management Board shall be John MacBain, Louise MacBain, Eric Teyssonniere and Rudolf Waals.

     2.6  CGIP Group Rights
          -----------------

     The Shareholders shall use their best efforts to ensure that so long as Mr. and Mrs. MacBain are the beneficial owners of more than 50% of the Unsecured Subordinated Loan Notes 2008 issued by Trader.com International B.V. pursuant to the Subordinated Loan Note Instrument, the members of the Supervisory Board designated by the CGIP Group will have the sole authority to (i) negotiate on behalf of the Company the terms of the Exchange Notes (as defined in the Subordinated Loan Note Instrument), and (ii) nominate on behalf of the Company or recommend to the Management Board the investment bank referred to in Condition 4 of the Subordinated Loan Note Instrument. It is currently anticipated that the Unsecured Subordinated Loan Notes 2008 will be paid substantially contemporaneously with the Initial Public Offering.

     In addition, the Shareholders shall use their best efforts to ensure that the members of the Supervisory Board designated by the CGIP Group will have the sole authority to (i) determine whether the Company will cause its subsidiary Mirabridge International BV ("Mirabridge") to exercise the option granted to
                              ----------
Mirabridge under the Call Option Agreement dated as of December 31, 1999 among Mirabridge and Silk Pattern Ltd, Mr. and Mrs. MacBain and Mr. Teyssonniere and
(ii) to cause Mirabridge to act in respect of any material amendment of, or waiver or consent granted under, such agreement.

     The Company will cause (i) Trader.com International B.V. to refrain from taking any action described in the first paragraph of this Section 2.6 and (ii) Mirabridge to refrain from taking any action described in the second paragraph of this Section 2.6, in each case unless such action is approved by the members of the Supervisory Board designated by the CGIP Group.


                                   ARTICLE 3
                            RESTRICTIONS ON TRANSFER

     3.1  General
          -------

     (a) Either Shareholder may at any time sell, assign or transfer any or all of its Class A Common Shares without restriction to any Person it chooses.

     (b) Either Shareholder may at any time convert any or all of its Class B Common Shares into one Class A Common Share and 11 Class C Shares for each Class B Common Share converted; provided no such conversion shall be permitted unless
                          --------
the Shareholder that wishes to convert its Class B Common Shares into Class A Common Shares and Class C Shares has granted an irrevocable power of attorney to the Company, as set forth in Section 3.3(d).

     (c) Except as provided in Sections 3.2(a) and 3.5(a) hereof, neither Shareholder may at any time sell, assign or transfer any or all of its Class B Common Shares to any Person without converting such shares into Class A Common Shares and Class C Common Shares in accordance with Section 3.3.

     (d) Except as provided in Sections 3.2(b) and 3.5(b) hereof, the Floscule Shareholders may not (directly or indirectly) sell, assign or transfer any voting or equity interest in any member of the Floscule Group that is a corporation, partnership or other entity to any Person without first causing the conversion of all Class B Common Shares held by such member of the Floscule Group into Class A Common Shares and Class C Shares. The Shareholders shall use their best efforts to ensure that the Articles shall at all times provide that upon any transfer in violation of the preceding sentence the Class B Shares held by such member of the Floscule Group will automatically be converted into Class A Common Shares and Class C Shares. The provisions of the two preceding sentences shall not be applicable to any transfer of record ownership of an equity interest in a member of the Floscule Group to a nominee if such nominee has agreed in writing that (x) such nominee will vote its shares in the relevant member of the Floscule Group in accordance with the instructions of one or more members of the Floscule Group and (y) it is holding the equity interest in the relevant member of the Floscule Group solely for the benefit of the Floscule Group, provided that such nominee does not hold record ownership of more than one percent of the shares in the relevant member of the Floscule Group.

     (e) The Shareholders shall use their best efforts to ensure that the Articles shall at all time provide that if any member of either the CGIP Group or the Floscule Group shall cease to be a member of the CGIP Group or the Floscule Group, respectively, then all Class B Common Shares held by such member of the CGIP Group or the Floscule Group will automatically be converted into Class A Common Shares and Class C Shares.

     3.2  Permitted Transferees
          ---------------------

     (a) Notwithstanding the provisions of Sections 3.1(c) and 3.3(a), any Shareholder may at any time sell, assign or transfer any or all of its Class B Common Shares and assign its associated rights and obligations under this Agreement to one or more of its Permitted Transferees so long as (i) such Permitted Transferee shall have delivered (or have previously delivered) an executed Agreement To Be Bound substantially in the form of Exhibit A hereto
                                                            ---------
agreeing to be bound by the terms of this Agreement as a member of the Floscule Group or the CGIP Group, as the case may be, hereunder and (ii) the transfer to such Permitted Transferee is not in violation of applicable securities law. The Shareholders shall use their best efforts to cause the Articles to provide at all times that (i) no transfer of Class B Common Shares may be effected without at least 10 business days' prior notice to the Management Board and to the Shareholder group that is not transferring Class B Common Shares and (ii) no transfer of Class C Shares may be effected, other than to the Company with no consideration, without the approval of all shareholders voting as a single class.

     (b) Notwithstanding the provisions of Section 3.1(d), the Floscule Shareholders may sell, assign or transfer (directly or indirectly) any or all of their voting or equity interests in Floscule to one or more members of the Floscule Group without automatic conversion of the Class B Common Shares so long as (i) such member of the Floscule Group shall have delivered (or have previously delivered) an executed Agreement To Be Bound substantially in the form of Exhibit A hereto agreeing to be bound by the terms of this Agreement as
        ---------
a member of the Floscule Group hereunder and (b) the transfer to such member of the Floscule Group is not in violation of applicable securities laws.

     3.3  Conversion of Class B Common Shares Into Class A Common Shares
          --------------------------------------------------------------

     (a) Except as provided in Sections 3.2(a) and 3.5(a), any Class B Common Shares transferred by a member of the Floscule Group or the CGIP Group shall be automatically converted into one Class A Common Share and eleven Class C Shares for each Class B Common Share so transferred.

     (b) No Shareholder shall transfer any of its Class B Common Shares to any Person if such transfer would result in the conversion of such Class B Common Shares into Class A

Common Shares and Class C Shares as set forth in Section 3.3(a) unless the transferee of such Class B Common Shares has agreed (A) with the Company that any Class C Shares issued to such transferee by the Company upon such transfer of Class B Common Shares shall immediately after such issuance be transferred to the Company without consideration (om niet) and the Company hereby irrevocably
                                   -------
consents to the acquisition of such Class C Shares immediately after issuance thereof and (B) granted the Company an irrevocable power of attorney to take the actions on behalf of the transferee described in clause (A) of this sentence.

     (c) Shareholders whose Class B Common Shares are converted into Class A Common Shares and Class C Shares pursuant to Paragraphs 4 or 6 of Article 11 of the Articles shall, within 24 hours of such conversion becoming effective, transfer the Class C Shares resulting from such conversion to the Company without consideration, and grant an irrevocable power of attorney to the Company, as set forth in Section 3.3(d) below.

     (d) Each Shareholder hereby grants the Company an irrevocable power of attorney for the purpose of entering into any agreements, and granting any powers of attorney, on behalf of such Shareholder which such Shareholder is required to enter into or grant pursuant to this Section 3.3

     3.4  Improper Transfer
          -----------------

     Neither the Company nor any transfer agent shall give any effect in the Company's shareholder's register to any transfer of Class B Common Shares or Class C Shares not in compliance with this Agreement.

     3.5  No Conversion of Class B Common Shares
          Upon Transfer of Controlling Interest
          -------------------------------------

     (a) Notwithstanding the provisions of Sections 3.1(c) and 3.3(a), the Majority Holder acting alone or the Majority Holder and the Minority Holder acting together may transfer Class B Common Shares to a bona fide Third Party not affiliated with the Majority Holder (including without limitation the Minority Holder) without converting them into Class A Common Shares and Class C Shares if (i) the Class B Common Shares proposed to be transferred by the Majority Holder and, if applicable, the Minority Holder represent a majority voting interest in the Company (or, in the case of a transfer to the Minority Holder, confers majority voting control of the Company on the Minority Holder) and (ii) the purchaser complies with Paragraph 3 of Article 11 of the Articles.

     (b) Notwithstanding the provisions of Section 3.1(d), the Floscule Shareholders may sell, assign or transfer (directly or indirectly) all but not less than all of their voting and equity interests in one or more members of the Floscule Group without such members of the Floscule Group being required to convert their Class B Common Shares into Class A Common Shares and Class C Shares if the requirements of Paragraph 5 of Article 11 of the Articles are satisfied.

     3.6  Prohibition on Other Activities by Floscule
          and Certain Other Holding Companies
          -----------------------------------

     Each of the Floscule Shareholders agrees that during the term of this Agreement he will not permit Floscule to own any material asset other than its interest in the Class A Common Shares and Class B Common Shares held by Floscule, to engage in any material business activity other than to own an interest in the Class A Common Shares and Class B Common Shares held by Floscule or to incur any material liability. In addition, each of the Floscule Shareholders agrees that he will not sell an indirect interest in the Class B Common Shares held by Floscule in a transaction to which Sections 4.2 or 4.4 hereof or Paragraph 5 of Article 11 of the Articles is applicable by means of the sale of a corporation, trust or other entity owning a beneficial interest in Floscule unless at the time of such sale such entity and all of its subsidiaries
(a) own no material asset other than their indirect interest in the Class A Common Shares and Class B Common Shares, (b) engage in no material business activity other than their indirect ownership interest in the Class A Common Shares and Class B Common Shares and (c) have no material liabilities.

     3.7   Pledges
           -------

     (a) Each Shareholder agrees that a pledge of Class B Common Shares or any other arrangement in which a security interest is granted in Class B Common Shares as security for an extension of credit to or at the request of a Shareholder (a "Pledge") is not a sale, assignment or transfer of Class B Common
                ------
Shares within the meaning of Sections 3.1(c) or 3.3(a), and that a Pledge therefore will not result in an automatic conversion of the Class B Common Shares involved.

     (b) Similarly, (x) the CGIP Group agrees that a Pledge of the shares or other equity interests of a member of the Floscule Group that owns Class B Common Shares is not a sale, assignment or transfer of such shares or other equity interests within the meaning of Sections 3.1(d) and will therefore not result in an automatic conversion of the Class B Common Shares held by such member of the Floscule Group pursuant to such Section and (y) the Floscule Group agrees that a Pledge of the shares or other equity interests of a member of the CGIP Group that owns Class B Common Shares will not result in such member of the CGIP Group ceasing to be a member of the CGIP Group within the meaning of
Section 3.1(e) and will therefore not result in an automatic conversion of the Class B Common Shares held by such member of the CGIP Group pursuant to such Section.

     (c) Each Shareholder agrees that it will not borrow an amount secured by a Pledge of Class B Common Shares, or secured by a Pledge of shares or other equity interests in a member of the Floscule Group or the CGIP Group that owns Class B Common Shares, as the case may be, other than from a bank, brokerage firm or other financial institution of recognized international standing.

     (d) Each Shareholder agrees that it will not borrow an amount secured by a Pledge of Class B Common Shares in excess of one third of the Market Value (as defined below) of the Class B Common Shares Pledged.

     (e) Similarly, each of the Floscule Group and the CGIP Group agrees not to borrow an amount secured by a Pledge of shares or other equity interests in a member of the Floscule Group or the CGIP Group that owns Class B Common Shares, as the case may be, in excess of

(x) one third of the Market Value of the Class B Common Shares owned by such member of such group plus (y) 100% of the Market Value of the Class A Common Shares owned by such member of such group.

     (f) Each Shareholder agrees to advise the other in writing on each anniversary of this Agreement whether such Shareholder has exceeded the borrowing limitations specified in this Section 3.7 during the preceding 12 months, and if so by how much during what periods (such excess borrowing, the "Excess Amount"). In addition, each Shareholder agrees to pay to the other on
--------------
each anniversary of this Agreement an amount equal to 12 percent per annum on the average amount of the Excess Amount during such 12 month period.

     (g) The "Market Value" of Class A Common Shares and Class B Common Shares
              ------------
shall be the same, and shall be equal to the average (rounded to the nearest penny), for the 20 consecutive trading days ending on and including the measurement date, of (i) if the Class A Common Shares are quoted on The Nasdaq Stock Market, the last reported sale price of shares of Class A Common Shares on the The Nasdaq Stock Market; (ii) if the Class A Common Shares are not traded on the The Nasdaq Stock Market but are traded on a national securities exchange, the last reported sale price of Class A Common Shares on the national securities exchange on which such shares are primarily traded; (iii) if Class A Common Shares are not quoted on The Nasdaq Stock Market or traded on a national securities exchange, the average of the closing bid and ask prices for Class A Common Shares as reported by an established quotation service for over-the-counter securities; or (iv) if not so reported, the average of the closing bid and ask prices for Class A Common Shares as furnished by any internationally recognized brokerage firm selected by the Company for the purpose.

                                   ARTICLE 4

                               DRAG-ALONG RIGHTS

     4.1  Drag-Along Rights of Majority Holder
          ------------------------------------

     (a) If the Majority Holder should desire to sell all, but not less than all, of its Class B Common Shares to any bona fide Third Party not affiliated with the Majority Holder (a "Drag-Along Purchaser") other than in a Public
                             --------------------
Offering (a "Drag-Along Sale"), the Majority Holder may, at its option, require the Minority Holder to participate in such sale. The Majority Holder shall provide written notice (a "Drag-Along Notice") of such Drag-Along Sale to the Minority Holder. The Drag-Along Notice shall identify the Drag-Along Purchaser, the consideration per Class B Common Share for which the sale is proposed to be made (the "Drag-Along Sale Price") and all other material terms
                          ---------------------
and conditions of the Drag-Along Sale. Upon delivery of the Drag-Along Notice, the Minority Holder shall be required, as set forth below, to tender all of its Class B Common Shares to the Drag-Along Purchaser. Within 10 business days after the date of the Drag-Along Notice, the Minority Holder shall deliver to a representative of the Majority Holder designated in the Drag-Along Notice an irrevocable limited power of attorney authorizing the Majority Holder to negotiate the sale of all of the Minority Holder's Class B Common Shares pursuant to the Drag-Along Sale in the following 120 day period and, in connection therewith, sign any and all related documents, certificates and notarial or non-notarial deeds of transfer and make any and all related representations and warranties regarding title to the shares to be sold.

     (b) The per share consideration to be paid to the Majority Holder and the Minority Holder for each Class B Common Share shall be the Drag-Along Sale Price and shall be the same for all Class B Common Shares.

     (c) At closing the Minority Holder shall sell the Class B Common Shares to be sold on the terms negotiated by the Majority Holder and shall sign any and all documents or certificates and make any and all customary representations and warranties regarding title to the Class B Common Shares to be sold and shall be entitled to receive payment for its Class B Common Shares on the closing date in cash or in quoted securities which are freely negotiable as from the day of sale. It is understood that the per share consideration paid to the Minority Holder for its Class B Common Shares and all other material terms and conditions shall be no less favorable than those received by the Majority Holder for its Class B Common Shares.

     (d) If, within 120 days after the Majority Holder gives the Drag-Along Notice, it has not completed the sale of the Class B Common Shares, the Majority Holder shall return to the Minority Holder all documents delivered to the Majority Holder pursuant to Section 4.1(a) hereto.

     4.2  Drag-Along Rights of Floscule Shareholders
          ------------------------------------------

     (a) If the Floscule Group shall be the Majority Holder and the Floscule Shareholders should desire to sell (directly or indirectly) all, but not less than all, of their voting and equity interests in Floscule to any bona fide Third Party not affiliated with the Majority Holder (a "Floscule Drag-Along
                                                        -------------------
Purchaser") other than in a Public Offering (a "Floscule Drag-Along Sale"), the
---------                                       ------------------------
Floscule Shareholders may, at their option, require the Minority Holder to participate in such sale. The Floscule Shareholders shall provide written notice (a "Floscule Drag-Along Notice") of such Floscule Drag-Along Sale to the
           --------------------------
Minority Holder. The Floscule Drag-Along Notice shall identify the Floscule Drag-Along Purchaser, the implied per Class B Common Share consideration for which the sale is proposed to be made (the "Floscule Drag-Along Sale Price") and
                                            ------------------------------
all other material terms and conditions of the Floscule Drag-Along Sale. Upon delivery of the Floscule Drag-Along Notice, the Minority Holder shall be required, as set forth below, to tender all of its Class B Common Shares to the Floscule Drag-Along Purchaser. Within 10 business days after the date of the Floscule Drag-Along Notice, the Minority Holder shall deliver to a representative of the Floscule Shareholders designated in the Floscule Drag-Along Notice an irrevocable limited power of attorney authorizing the Floscule Shareholders to negotiate the sale of all of the Minority Holders' Class B Common Shares pursuant to the Floscule Drag-Along Sale in the following 120 day period and, in connection therewith, sign any and all related documents, certificates and notarial or non-notarial deeds of transfer and make any and all related representations and warranties regarding title to the shares to be sold.

     (b) The per share consideration to be paid to the Minority Holder for each Class B Common Share shall be the Floscule Drag-Along Sale Price.

     (c) At closing the Minority Holder shall sell the Class B Common Shares to be sold on the terms negotiated by the Floscule Shareholders and shall sign any and all documents or certificates and make any and all customary representations and warranties regarding title to the Class B Common Shares to be sold and shall be entitled to receive payment for its Class B Common Shares on the closing date in cash or in quoted securities which are freely negotiable as from the day of sale. It is understood that the per share consideration paid to the Minority Holder for its Class B Common Shares and all other material terms and conditions shall be no less favorable than those received indirectly by the Floscule Shareholders for their Class B Common Shares.

     (d) If, within 120 days after the Floscule Shareholders give the Floscule Drag-Along Notice, they have not completed the sale of their voting or equity interests in Floscule, the Floscule Shareholders shall return to the Minority Holder all documents delivered to the Floscule Shareholders pursuant to Section 4.2(a) hereto.

     4.3  Tag-Along Rights of Minority Holder
          -----------------------------------

     (a) If at any time the Majority Holder proposes to transfer all, but not less than all, of its Class B Common Shares to a bona fide Third Party not affiliated with the Majority Holder (a "Tag-Along Purchaser") other than in a
                                        -------------------
Public Offering and in a transaction in which the Tag-Along Purchaser is not required to comply with Paragraph 3 of Article 11 of the Articles and the Majority Holder does not exercise its rights under Section 4.1 (a "Tag-Along
                                                                   ---------
Sale"), the Majority Holder (the "Selling Shareholder") shall provide written
----                              -------------------
notice (the "Tag-Along Notice") of such proposed Tag-Along Sale to the Minority
             ----------------
Holder (the "Tag-Along Shareholder").  The Tag-Along Notice shall identify the
             ---------------------
purchaser, the number of Class B Common Shares proposed to be transferred (the "Tag-Along Shares"), the per share consideration for which the transfer is
-----------------
proposed to be made (the "Tag-Along Sale Price") and all other material terms
                          --------------------
and conditions of the proposed Tag-Along Sale. The Tag-Along Shareholder shall, as to Class B Common Shares held by it, have the right and option, exercisable as set forth below, to participate in the Tag-Along Sale by selling all, but not less than all, of its Class B Common Shares to the Tag-Along Purchaser. If the Tag-Along Shareholder desires to exercise such option, it shall provide the Selling Shareholder with written irrevocable notice within fifteen Business Days after the date the Tag-Along Notice is given (the "Tag-Along Notice Period"),
                                                   -----------------------
and shall simultaneously provide a copy of such notice to the Company. If the Tag-Along Purchaser refuses to buy all of the Tag-Along Shareholder's Class B Common Shares at the price and on the terms set forth above, the Selling Shareholder shall not be permitted to consummate the Tag-Along Sale.

     (b) Each accepting Tag-Along Shareholder shall deliver to the Selling Shareholder an irrevocable limited power-of-attorney authorizing the Selling Shareholder to sell or otherwise dispose of the Class B Common Shares to be sold or otherwise disposed of pursuant to such sale by such Tag-Along Shareholder in the following 120 day period in accordance with the terms of the Tag-Along Sale and, in connection therewith, to sign any and all related documents, certificates and notarial or non-notarial deeds of transfers and to make any and all related customary representations, warranties or indemnities relating to ownership of Class B Common Shares. Delivery of the limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Sale by the Tag-Along Shareholder.

     (c) The per share consideration to be paid to the Selling Shareholder and each Tag-Along Shareholder participating in the Tag-Along Sale shall be the Tag-Along Sale Price.

     (d) Any payments for the Tag-Along Shareholders shall be remitted at closing to the Dutch notary involved in such sale for the benefit of such Tag-Along Shareholders.

     (e) If at the termination of the Tag-Along Notice Period any Tag-Along Shareholder shall not have elected to participate in the Tag-Along Sale, such Tag-Along Shareholder will be deemed to have waived any of and all of its rights under this Section 4.3 with respect to the sale or other disposition of its Class B Common Shares pursuant to such Tag-Along Sale. The Selling Shareholder shall have 120 days in which to sell the applicable Class B Common Shares at a price not higher than that contained in the Tag-Along Notice and on terms not more favorable to the Selling Shareholder than were contained in the Tag-Along Notice. Promptly after any sale pursuant to this Section 4.3, the Selling Shareholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion thereof (including time of completion) of such sale and of the terms thereof as the Company may request. If, at the end of such 120-day period, the Selling Shareholder has not completed the sale of the Class B Common Shares to be sold, the irrevocable limited power of attorney granted to such Selling Shareholder shall lapse, and all the restrictions on sale or other disposition contained in this Agreement with respect to Class B Common Shares shall again be in effect.

     (f) Notwithstanding anything contained in this Section 4.3, there shall be no liability on the part of the Selling Shareholder to any Tag-Along Shareholder if the sale of Class B Common Shares pursuant to this Section 4.3 is not consummated for whatever reason. Any decision as to whether to sell Class B Common Shares shall be at the Selling Shareholder's sole and absolute discretion.

     (g) For the avoidance of doubt, any transfer of Class B Common Shares by either the Majority Holder or the Minority Holder under the circumstances described in the first sentence of Section 4.3(a) will result in a conversion of such Class B Common Shares into Class A Common Shares and Class C Shares in accordance with Section 3.3(a).

     4.4  Tag-Along Rights in Connection with Sale by Floscule Shareholders
          -----------------------------------------------------------------

     (a) If at any time the Floscule Group shall be the Majority Holder and the Floscule Shareholders propose to transfer (directly or indirectly) all, but not less than all, of their voting and equity interests in Floscule to a bona fide Third Party not affiliated with the Majority Holder (a "Floscule Tag-Along
                                                        ------------------
Purchaser") other than in a Public Offering and in a transaction in which the
---------
Floscule Tag-Along Purchaser is not required to comply with Paragraph 5 of
Article 11 of the Articles and the Floscule Shareholders do not exercise their rights under Section 4.2 (a "Floscule Tag-Along Sale"), the Floscule
                             -----------------------
Shareholders shall provide written notice (the "Floscule Tag-Along Notice ") of
                                                --------------------------
such proposed Floscule Tag-Along Sale to the Minority Holder. The Floscule Tag-Along Notice shall identify the purchaser, the implied per Class B Common Share consideration for which the transfer is proposed to be made (the "Floscule Tag-
                                                                  ------------
Along Sale Price") and all other material terms and conditions of the proposed
----------------
Floscule Tag-Along Sale. The Minority Holder shall, as to Class B Common Shares held by it, have the right and option, exercisable as set forth below, to participate in the Floscule Tag-Along Sale by selling all, but not less than all, of its Class B Common Shares to the Floscule Tag-Along Purchaser. If the Minority Holder desires to exercise such option, it shall provide the Floscule Shareholders with written irrevocable notice within fifteen Business Days after the date the Floscule Tag-Along Notice is given (the "Floscule Tag-Along Notice Period"), and shall simultaneously provide a copy
 --------------------------------
of such notice to the Company.

If the Floscule Tag-Along Purchaser refuses to buy all of the Minority Holder's Class B Common Shares at the price and on the terms set forth above, the Floscule Shareholders shall not be permitted to consummate the Floscule Tag-Along Sale.

     (b) Each accepting Minority Holder shall deliver to the Floscule Shareholders an irrevocable limited power-of-attorney authorizing the Floscule Shareholders to sell or otherwise dispose of the Class B Common Shares to be sold or otherwise disposed of pursuant to such sale by such Minority Holder in the following 120 day period in accordance with the terms of the Floscule Tag-Along Sale and, in connection therewith, to sign any and all related documents, certificates and notarial or non-notarial deeds of transfers and to make any and all related customary representations, warranties or indemnities relating to ownership of Class B Common Shares. Delivery of the limited power-of-attorney shall constitute an irrevocable acceptance of the Floscule Tag-Along Sale by the Minority Holder.

     (c) The per Class B Common Share consideration to be paid to each Minority Holder participating in the Floscule Tag-Along Sale shall be the Floscule Tag-Along Sale Price.

     (d) Any payments for the Minority Holders shall be remitted at closing to the Dutch notary involved in such sale for the benefit of such Minority Holders.

     (e) If at the termination of the Floscule Tag-Along Notice Period any Minority Holder shall not have elected to participate in the Floscule Tag-Along Sale, such Minority Holder will be deemed to have waived any of and all of its rights under this Section 4.4 with respect to the sale or other disposition of its Class B Common Shares pursuant to such Floscule Tag-Along Sale. The Floscule Shareholders shall have 120 days in which to sell all, but not less than all, of their voting and equity interests in Floscule at an implied price per Class B Common Share not higher than that contained in the Floscule Tag-Along Notice and on terms not more favorable to the Floscule Shareholders than were contained in the Floscule Tag-Along Notice. Promptly after any sale pursuant to this Section 4.4, the Floscule Shareholders shall notify the Company of the consummation thereof and shall furnish such evidence of the completion thereof (including time of completion) of such sale and of the terms thereof as the Company may request. If, at the end of such 120-day period, the Floscule Shareholders have not completed the sale of the voting and equity interests in Floscule to be sold, the irrevocable limited power of attorney granted to such Floscule Shareholders shall lapse, and all the restrictions on sale or other disposition contained in this Agreement with respect to their voting and equity interests in Floscule shall again be in effect.

     (f) Notwithstanding anything contained in this Section 4.4, there shall be no liability on the part of the Floscule Shareholders to any Minority Holder if the sale of voting and equity interests in Floscule pursuant to this Section 4.4 is not consummated for whatever reason. Any decision as to whether to sell voting and equity interests in Floscule shall be at the Floscule Shareholders' sole and absolute discretion.

     (g) For the avoidance of doubt, any transfer (directly or indirectly) of voting or equity interests in Floscule by the Floscule Shareholders under the circumstances described in the first sentence of Section 4.4(a) will result in a conversion of all Class B Common Shares held by Floscule into Class A Common Shares and Class C Shares in accordance with Section 3.3(a).


                                   ARTICLE 5

                              TERM AND TERMINATION

     5.1  Term
          ----

     This Agreement shall become effective ("Effective Date") upon the closing
                                             --------------
of the Initial Public Offering of the Company and shall remain in full force and effect unless and until terminated pursuant to the terms of this Article 5.

     5.2  Grounds for Termination
          -----------------------

     This Agreement may be terminated at any time:

        (a)  by the mutual written consent of both Shareholders;

        (b) by either the Floscule Group or the CGIP Group if the Class B Common Shares held by both Shareholders represent in the aggregate less than 15% of the total voting power of all classes of voting stock of the Company voting as a single class; and

        (c) by either the Floscule Group or the CGIP Group if the Class B Common Shares held by the Minority Holder represent in the aggregate less than 5% of the total voting power of all classes of voting stock of the Company voting as a single class.

                                   ARTICLE 6

                 OBLIGATION TO OFFER TO SELL OR CONVERT CLASS B
                   COMMON SHARES UNDER CERTAIN CIRCUMSTANCES

     6.1  Obligation to Offer to Sell or Convert Class B Common Shares Under
          ------------------------------------------------------------------
          Certain Circumstances
          ---------------------

     (a) If, based on any action, suit or proceeding brought by either Shareholder (either in the first instance or by means of a counterclaim) (the "Non-Breaching Shareholder"), a court of competent jurisdiction or governmental
--------------------------
body shall have issued a non-appealable final order, decree or ruling ("Order")
                                                                        -----
having the effect of determining that the other Shareholder (the "Breaching
                                                                  ---------
Shareholder") has breached any of the provisions of Article 2 hereof in any
-----------
material respect, then the Breaching Shareholder shall be required, at the option of the Non-Breaching Shareholder:

          (i) to offer any and all of the Class B Common Shares beneficially owned by it to the Non-Breaching Shareholder at a price per Class B Common Share equal to 85% (rounded to the nearest $.01) of the weighted volume average closing price per share of the Class A Common Shares on the Nasdaq National Market (or such other securities exchange or automated dealer quotation system as the Class A Common Shares shall be listed or quoted
     on), as reported by Bloomberg L.P. (or other equivalent financial reporting company), during the twenty business days ending on the date of the Order, payable in cash; or

          (ii) to convert each of the Class B Common Shares beneficially owned by it into one Class A Common Share and eleven Class C Shares in accordance with Section 3.3 and 3.6 hereof.

     The Non-Breaching Shareholder shall have 20 business days after the publication of the Order to exercise its rights under this Section 6.1(a) by delivering a written notice to the Breaching Shareholder of its election to exercise its rights under Section 6.1(a)(i) hereof. If the Non-Breaching Shareholder shall exercise its rights under Section 6.1(a)(i) hereof, the closing shall take place at a time specified by the Non-Breaching Shareholder in such notice not more than 20 business days after delivery of such notice. If the Non-Breaching Shareholder exercises its rights under Section 6.1(a)(ii) hereof, the conversion of such shares shall take place as promptly as practicable but in any case within 20 business days after delivery of such notice. The Breaching Shareholder hereby appoints the Non-Breaching Shareholder its attorney-in-fact for the purpose of executing any notarial deeds or other agreements or instruments required to effect the conversion required in connection with an exercise of rights under Section 6.1(a)(i) or (ii).

     (b) If either Shareholder (the "Requesting Shareholder") brings an action,
                                     ----------------------
suit or proceeding ("Suit") before a court of competent jurisdiction or
                     ----
governmental body to terminate or declare void all or any portion of this Agreement (other than in accordance with Section 5.2 above), then such Requesting Shareholder shall be required, at the option of the other Shareholder (the "Non-Requesting Shareholder"), to offer for sale or
                        --------------------------
convert into Class A Common Shares and Class C Shares at the price and in the manner contemplated by Section 6.1(a)(i) and (ii) and the last paragraph of
Section 6.1(a).

     (c) Notwithstanding the foregoing, each of the Majority Holder and the Minority Holder shall at all times be entitled to bring a Suit alleging that the other Shareholder has breached one or more provisions of this Agreement.
Whether or not the party bringing the Suit is successful in its Suit, the provisions of Section 6.1(a) and (b) shall not be applied against the party bringing the claim of breach solely because it brought such Suit.

                                   ARTICLE 7

                                 MISCELLANEOUS

     7.1  Effectiveness.
          -------------

     This Agreement shall become effective upon the consummation of the Initial Public Offering; provided that this Agreement shall be void and of no further
                 --------
effect if the Initial Public Offering is not consummated by December 31, 2000.

     7.2  Entire Agreement
          ----------------

     This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreement and understandings, oral and written, among the parties hereto with respect to the subject matter hereof, including without limitation (upon effectiveness hereof as provided in Section 7.1) the Old Shareholders Agreement. This Agreement amends and restates in its entirety the Shareholders Agreement dated February 18, 2000 among the parties hereto.

     7.3  Binding Effect; Benefit
          -----------------------

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer to any person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     7.4  Assignability
          -------------

     The CGIP Group and the Floscule Group may not assign their rights and obligations under this Agreement, except to their Permitted Transferees in accordance with the provisions of Section 3.2.

     7.5  Certain Filings
          ---------------

     The Floscule Group and the CGIP Group shall promptly cooperate with each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking all such actions or making any and all such filings and furnishing all information required in connection therewith.

     7.6  Amendment; Waiver
          -----------------

     No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by (and this Agreement shall be modified upon execution of) an instrument in writing executed by each of the Shareholders.

     7.7  Notices
          -------

     All notices and other communications given or made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by fax (with confirmation in writing), delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the fax number or address set forth below or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made upon receipt:

     if to the Company, to:

             Trader.com N.V.
             Parnassustoren
             Locatellikade 1
             1076 AZ Amsterdam
             The Netherlands
             (3120) 2067.30016

     with a copy to:

             Testa, Hurwitz & Thibeault, LLP
             125 High Street
             High Street Tower
             Boston, MA 02110
             USA
             Attn:  George W. Lloyd
             Telecopy:  (617) 248-7100

     if to the Floscule Group or either of the MacBains, to:

             Parnassustoren
             Lacatellikade 1
             1076 AZ Amsterdam

             The Netherlands
             Attn:  Managing Director
             Telecopy:  (3120) 6730016

     with a copy to Testa, Hurwitz & Thibeault, LLP at the address indicated above.

     if to the CGIP Group, to:

             Compagnie Generale d'Industrie et de Participations
             89, rue Taitbout
             75009 Paris
             France
             Attn:  Ernest-Antoine Seilliere
             Telecopy:  (33) 1 42 80 68 67
             and
             Attn:  Legal Department
             Telecopy:  (33) 1 42 85 63 60

     with a copy to:

             Salans, Hertzfeld & Heilbronn
             9, rue Boissy d'Anglas
             75008 Paris
             France
             Attn:  George Pinkham
             Telecopy:  (33) 1 42 68 15 45

     if to Mr. Teyssonniere, to:

             12 First Street
             London SW3 2LD
             England
             Telecopy:  (44) 171 581 9298

     with a copy to Testa, Hurwitz & Thibeault, LLP at the address indicated above.

     Any Person who becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

     7.8  Headings
          --------

     The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     7.9  Counterparts
          ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     7.10  Severability
           ------------

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     7.11  Applicable Law; Arbitration
           ---------------------------

     This Agreement shall be construed in accordance with and governed by the laws of the Netherlands without regard to the conflicts of law rules of such jurisdiction. All disputes arising out of or in connection with the present Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be London and all proceedings shall be conducted in English. However, the foregoing shall not prevent either of the parties hereto from having recourse to any measures of conservation or execution envisaged by local law in any country whatsoever, and, where necessary, applying to any appropriate courts in order to authorize or ensure application of the said measures of conservation or execution.

     7.12  Specific Enforcement
           --------------------

     Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

     7.13  Waiver of Rescission
           --------------------

     Each of the parties hereby waives any right to rescind (ontbinden) this
                                                             ---------
Agreement or to seek rescission (ontbinding) of this Agreement from any court or
                                 ----------
arbitrator for any reason whatsoever.

     7.14  Conflict with Articles
           ----------------------

     Subject to applicable law, each Shareholder shall (a) vote his, her or its Class B Common Shares, and shall take all other actions necessary, to ensure that the Company's Articles facilitate and are consistent with the provisions of this Agreement and (b) vote his, her or its shares at any meeting of the Company's stockholders, or any class thereof, in favor of any action that is expressly permitted by this Agreement and against any action that is expressly prohibited by the terms of this Agreement. To the extent that one or more conflicts arise between the provisions of this Agreement and the provisions of the Articles, the provisions of this Agreement shall, to the fullest extent permitted by the applicable law, control.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


TRADER.COM N.V.                            FLOSCULE B.V.


By:                                        By:
      --------------------------                 -------------------------
Name:                                      Name:
      --------------------------                 -------------------------
Title:                                     Title:
      --------------------------                 -------------------------


COMPAGNIE GENERAL D'INDUSTRIE ET DE        TRIEF CORPORATION S.A.
PARTICIPATIONS


By:                                        By:
      --------------------------                 -------------------------
Name:                                      Name:
      --------------------------                 -------------------------
Title:                                     Title:
      --------------------------                 -------------------------


FIGEMA S.A.


By:
      --------------------------
Name:
      --------------------------
Title:
      --------------------------




--------------------------------           -------------------------------
John H. MacBain                            Louise T. Blouin MacBain



--------------------------------
Eric Teyssonniere de Gramont

                                   EXHIBIT A

                         FORM OF AGREEMENT TO BE BOUND

                                             [DATE]

To the Parties to the
Shareholders Agreement
dated as of January __, 2000

Dear Sirs:

     Reference is made to the Shareholders Agreement dated as of February ___, 2000 (the "Shareholders Agreement"), among Trader.com N.V., a Dutch company,
           ----------------------
Floscule B.V., a Dutch company, Compagnie Generale d'Industrie et de Participations, a French company ("CGIP"), Trief Corporation S.A., a Luxembourg subsidiary of CGIP, Figema S.A., a French subsidiary of CGIP, John H. MacBain, Louise T. Blouin MacBain and Eric Teyssonniere de Gramont. Capitalized terms not defined herein have the meanings assigned to them in the Shareholders Agreement.

     In consideration of the covenants and agreements contained in the Shareholders Agreement and the transfer of the [describe number and class of purchased shares] (the "Shares") to the undersigned by [Transferor], the undersigned hereby confirms and agrees to be bound by all of the provisions thereof as a member of the [Floscule/CGIP] Group thereunder.

     This letter shall be construed and enforced in accordance with the laws of the Netherlands.

                                             Very truly yours,



                                             ----------------------------
                                             [Transferee]